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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
CIB Marine Bancshares, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-85173) on Form S-8 of CIB Marine Bancshares, Inc. of our report dated February 23, 1998, relating to the related consolidated statement of income, stockholders' equity, and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of CIB Marine Bancshares, Inc.

                                             /s/ STRIEGEL KNOBLOCH & COMPANY LLC

Bloomington, Illinois
March 30, 2000